UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

CEB Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34849 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia (Address Of Principal Executive Offices)	22209 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (571) 303-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2017, Gartner, Inc., a Delaware corporation (“Gartner”) and certain of its subsidiaries, entered into an agreement among Gartner, as borrower, such subsidiaries, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent,” and such agreement, the “Amendment”), which amended Gartner’s existing credit facility, dated as of June 17, 2016, among Gartner, the several lenders party thereto and the Administrative Agent (as amended by the First Amendment, dated as of January 20, 2017, the Second Amendment, dated as of March 20, 2017, and the Amendment, the “Existing Credit Agreement”) in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, by and among Gartner, Cobra Acquisition Corp., a Delaware corporation and wholly owned subsidiary (“Merger Sub”) and CEB Inc., a Delaware corporation (“CEB”), as previously disclosed in CEB’s Current Report on Form 8-K filed with the SEC on January 5, 2017 and as further described in Item 2.01 of this Current Report on Form 8-K (the “Merger”).

Upon effectiveness of the Merger, CEB and certain of its material subsidiaries entered into an Assumption Agreement, dated as of April 5, 2017, in favor of the Administrative Agent on behalf of the lenders under the Existing Credit Agreement (the “Assumption Agreement”) pursuant to which CEB and such subsidiaries became additional guarantors of Gartner’s obligations under the Existing Credit Facility. At such time and pursuant to the terms of Gartner’s $800 million principal amount 5.125% Senior Notes due 2025 (the “Notes”) as described in the Current Report on Form 8-K of Gartner filed with the Securities and Exchange Commission on March 30, 2017, CEB and such subsidiaries also executed a Supplemental Indenture to the Indenture, dated March 30, 2017 among Gartner, the guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which they will guarantee Gartner’s obligations under the Notes.

In addition, on April 5, 2017 and in connection with the closing of the Merger, Gartner and certain of its subsidiaries (including CEB and certain of its material subsidiaries) entered into an agreement among Gartner, as borrower, such subsidiaries, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “364-Day Facility”), for a senior unsecured 364-day bridge credit facility in an aggregate principal amount of $300 million, which amount was immediately drawn by Gartner to fund a portion of the costs associated with the Merger. The foregoing description of the 364-Day Facility does not purport to be complete and is respectively qualified in the entirety by reference to the 364-Day Facility, which is attached as Exhibit 10.2 to Gartner’s Current Report on Form 8-K filed with the SEC on April 6, 2017, and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On April 5, 2017, CEB used a portion of the proceeds of the loans funded under the Existing Credit Agreement, the Notes and the 364-Day Facility, to repay and satisfy the obligations under that certain Credit Agreement dated as of July 2, 2012 by and among CEB, the subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Prior Credit Agreement”). The obligations of CEB and the guarantors under the Prior Credit Agreement were terminated on April 5, 2017.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 5, 2017, CEB, Gartner and Cobra Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Gartner (“Merger Sub”), entered into an Agreement and Plan of Merger on January 5, 2017 (the “Merger Agreement”). This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by the Merger Agreement.

On April 5, 2017, CEB consummated the Merger, whereby Merger Sub merged with and into CEB, with CEB as the surviving corporation and a wholly owned subsidiary of Gartner. At the Effective Time (as defined in the Merger Agreement) each share of CEB’s common stock, par value $0.01 per share (“CEB common stock”) issued and outstanding immediately prior to the consummation of the Merger, except for (i) shares of CEB common stock as to which the holders thereof have not voted in favor of the Merger or consented to the Merger in writing and have demanded appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law and have not effectively withdrawn or lost their rights to appraisal and (ii) shares of CEB common stock owned by CEB as treasury stock or owned by Gartner or Merger Sub, will be converted into the right to receive, less any applicable withholding taxes, (a) $54.00 in cash and (b) 0.2284 of a share of Gartner’s common stock, par value $0.0005 per share (clauses (a) and (b) together, the “Merger Consideration.”) CEB stockholders will not receive any fractional shares of Gartner common stock and will instead receive cash in lieu of any such fractional shares of Gartner common stock, pursuant to the terms of the Merger Agreement.

Including Gartner’s assumption of approximately $0.7 billion in CEB net debt, the transaction has a total enterprise value of approximately $3.3 billion.

The foregoing description of the terms set forth in the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on January 5, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Existing Credit Agreement, the Notes and the 364-Day Bridge Agreement is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2017, in connection with the anticipated closing of the Merger, CEB notified the New York Stock Exchange (the “NYSE”) that each share of CEB common stock would be cancelled and converted into the right to receive the Merger Consideration, and requested that trading of CEB common stock on the NYSE be suspended effective as of the open of trading on April 5, 2017. In addition, CEB requested that the NYSE file with the SEC a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) to delist CEB common stock and rights from the NYSE and to terminate the registration of CEB common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, CEB intends to file with the SEC a Form 15 notification of suspension of the reporting obligations of CEB under Sections 13(a) and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, holders of CEB’s common stock immediately prior to such time ceased having any rights as shareholders of CEB (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

The information set forth in Items 2.01, 3.01, and 5.03 is incorporated herein by reference.

Item 5.01. Change in Control of Registrant.

As a result of the Merger and at the Effective Time, a change in control of CEB occurred and CEB became a wholly-owned subsidiary of Gartner.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, CEB’s articles of incorporation was amended and restated in its entirety.

A copy of the Amended and Restated Articles of Incorporation is filed as Exhibits 3.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 5, 2017, by and among CEB Inc., Gartner Inc. and Cobra Acquisition Corp., incorporated herein by reference to Exhibit 2.1 to CEB’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2017.

3.1	Amended and Restated Certificate of Incorporation of CEB Inc. (filed herewith).

10.1	364-Day Bridge Credit Agreement, dated as of April 5, 2017, among Gartner, Inc., each other Loan Party party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, incorporated herein by reference to Exhibit 10.2 to Gartner’s Current Report on Form 8-K (File No. 001-14443) filed with the Securities and Exchange Commission on April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB Inc.
(Registrant)

Date: April 7, 2017	By:	/s/ Craig W. Safian
Craig W. Safian President